UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary proxy statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12
HIGHLAND DISTRESSED OPPORTUNITIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

HIGHLAND DISTRESSED OPPORTUNITIES INC.
NexBank Tower
13455 Noel Road, Suite 900
Dallas, TX 75240
May 15, 2009
RE: Upcoming New Special Meeting of Stockholders
Dear Stockholder:
As described in the proxy package recently sent to you, a new Special Meeting of Shareholders of your fund has been scheduled for May 27th. The new meeting has been scheduled because we learned of an issue with respect to the record date set for the originally scheduled April 9, 2009 meeting.
If you have already cast your vote for this current meeting, we thank you very much for your participation. We have sent this letter to you because at the time of its mailing, we have not yet received your proxy vote. Proxy cards submitted for the originally scheduled meeting are invalid, so even if you previously voted in advance of the original meeting, you must submit a new proxy card to cast your vote. Your vote is extremely important, regardless of the number of shares that you own. Please take a moment to review the prospectus/proxy statement and supplement thereto and cast your vote so that your shares may be represented in time for the Special Meeting on May 27th at 8:00 a.m. Central Time.
For the reasons set forth in the proxy materials previously mailed to you, the Board of Trustees unanimously recommends a vote in IN FAVOR of the proposal.
PLEASE VOTE TODAY so that your shares may be represented in time for the upcoming Special Meeting. Another copy of your proxy card(s) has been enclosed with this letter for your convenience. Should you have any questions regarding the proposals or to vote your shares by phone, please call this toll-free number 1-866-387-9392. The following voting options have been set up for your convenience.

1. Vote by Telephone with a Proxy Representative. You may cast your vote by calling our toll-free proxy hotline at
1-866-387-9392. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2. Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card(s).

3. Vote by Internet. You may cast your vote by Internet by following the instructions on the enclosed proxy card(s).

4. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Special Meeting on May 27, 2009.

Again, please do not hesitate to call toll-free 1-866-387-9392 if you have any questions regarding this matter. If your vote and this letter have crossed in the mail, we thank you for your response. Thank you for your assistance with this important matter.
Sincerely,

James D. Dondero
President
NOBO